INVESTMENT MANAGEMENT TRUST AGREEMENT

This INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Agreement”) is made as of ______________, 2006 by and between Echo Healthcare Acquisition Corp. (the “Company”) and Corporate Stock Transfer, Inc. (“Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-126650, as amended (the “Registration Statement” and the final prospectus contained therein, the “Prospectus”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (“Effective Date”); and

WHEREAS, Morgan Joseph & Co. Inc. (“Morgan”) is acting as the representative of the underwriters in the IPO; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Certificate of Incorporation, as amended and restated, $47,780,000 of the gross proceeds of the IPO ($54,947,000 if the underwriters over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the public holders (the “Public Stockholders”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), issued in the IPO and, in the event the Company’s units (which are comprised of one share of Common Stock and one warrant to purchase one share of Common Stock) are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes. A copy of the Colorado Statute is attached hereto and made a part hereof. The amount to be delivered to the Trustee will be referred to herein as the “Property.” The Public Stockholders and the Company will be referred to together as the “Beneficiaries” and

WHEREAS, pursuant to (i) the Underwriting Agreement, dated as of _________, 2006, between the Company and the Underwriters, a portion of the Property equal to $1,500,000 (or $1,725,000 if the Underwriters’ over-allotment option is exercised in full) is attributable to deferred underwriting commissions; (ii) a deferral letter from Powell Goldstein LLP (“Powell Goldstein”) dated as of January 29, 2006 a portion of the Property equal to $200,000 is attributable to legal fees; and (iii) a deferral letter from Tri-Sate Financial (“Tri-State Financial”) dated as of January 29, 2006 a portion of the Property equal to $57,500 is attributable to printer fees, and all of the foregoing will become payable by the Company upon the consummation of a Business Combination (as defined in the Registration Statement) (the “Deferred Fees”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.          Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)        Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Statute with respect to Public Stockholders in Colorado, in a segregated trust account (“Trust Account”) established by the Trustee at a branch of Northern Trust Corporation selected by the Trustee;

(b)        Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)        In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940;

(d)        Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)        Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f)         Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(g)        Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)        Render to the Company and to Morgan, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)         If there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall issue a check directly to the taxing authorities designated by the Company, out of the Property in the Trust Account, in the amount indicated by the Company as owing to each such taxing authority. In all such cases, the Trustee shall promptly provide Morgan with a copy of any disbursement requests or other correspondence it receives with respect to any proposed withdrawal from the Trust Account; and

(j)         Commence and effect liquidation of the Trust Account in accordance with the following procedures:

(i)         The Trustee shall liquidate and distribute the proceeds of the Trust to the Public Stockholders immediately after receipt of, and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as the case may be;

(ii)         Any Termination Letter delivered pursuant to this Agreement shall be executed on behalf of the Company by its Chief Executive Officer or President and shall be affirmed by the signature of the Company’s entire Board of Directors;

(iii)        The Trustee shall complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein;

(iv)        Notwithstanding the provisions of Sections 1(j)(i) and (iii) hereof and except as set forth in Section 1(i) above, the Trust Account shall be immediately liquidated and distributed to the Public Stockholders of record on the Record Date or the Extended Record Date (each as defined below), as the case may be, in accordance with the terms and provisions set forth in the Termination Letter attached as Exhibit B in the event that a Termination Letter has not been received by the Trustee by either: (A) __________, 2007 (the “Record Date”), or a more practicable date, determined by the Trustee in its sole and absolute discretion, which is no more than ten (10) days before or after the Record Date or (B) the date that is the six month anniversary of the Record Date or such other, more practicable date, as determined by the Trustee in accordance with subsection (A) above (such date, the “Extended Record Date”), in the event that a letter of intent, agreement in principle or definitive agreement has been executed prior to the Record Date in connection with a Business Combination (as defined in the Prospectus) that has not been consummated by the Record Date.

(v)        All distributions of Property made to the Public Stockholders upon the liquidation of the Trust as provided for herein shall be made from the Trust Account through the Trustee (and not through the Company) as follows: (A) through the Trustee, as transfer agent for the Company, to the Public Stockholders who hold shares of Common Stock “of record” as of the Record Date or the Extended Record Date, as the case may be, or (B) through the Depository Trust Company, to the Public Stockholders who hold shares of Common Stock in “street name” as of the Record Date or the Extended Record Date, as the case may be.

2.          Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)        Give all instructions to the Trustee hereunder in writing, signed by the Company’s President or Chairman of the Board and affirmed in writing by the Company’s Board of Directors. In addition, except with respect to its duties under Section 1(j) above;

(b)        Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c)        Pay the Trustee an initial acceptance fee of $____ and an annual fee of $____ (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Section);

(d)        Provide to the Trustee (and, at such time, certify in writing, and cause each of the Company’s executive officers and directors to certify in writing, to the Trustee as to the veracity and completeness of) any letter of intent, agreement in principle or definitive agreement that is executed prior to the Record Date in connection with a Business Combination; and

(e)        In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination.

(f)        Within five business days after the Underwriters’ over-allotment option (or any unexercised portion thereof) expires or is exercised in full, provide the Trustee notice in writing (with a copy to the Underwriters) of the total amount of the Deferred Discount, which shall in no event be less than $1,500,000.

3.          Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)        Take any action with respect to the Property, other than as directed in Section 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)        Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)        Change the investment of any Property, other than in compliance with Section 1(c);

(d)        Refund any depreciation in principal of any Property;

(e)        Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)         The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)        Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h)        Pay any taxes on behalf of the Trust Account (except as in accordance with Section 1(i) hereunder, it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account).

4.          Termination. This Agreement shall terminate as follows:

(a)        If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, during which time the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

(b)        At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b); or

(c)        On such date after the Record Date (or, as the case may be, the Extended Record Date) when the Trustee deposits the Property with the United States District Court for the Southern District of New York in the event that, prior to such date, the Trustee has not received a Termination Letter from the Company pursuant to Section 1(j) hereof.

5.          Miscellaneous.

(a)        The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C.  The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b)        This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.

(c)        This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Morgan, who, along with the other underwriters of the IPO, the parties specifically agree, are and shall be a third-party beneficiary for purposes of this Agreement. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)        The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(e)        Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

If to the Trustee, to:

Corporate Stock Transfer, Inc.

3200 Cherry Creek Drive South, Suite 430

Denver, Colorado 80209

Attn: Carolyn Bell

Fax No.: (___) [_____]

If to the Company, to:

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia 22182

Attn: Joel Kanter

Fax No.: (703) 991-0062

in either case with a copy to:

Morgan Joseph & Co. Inc.

600 Fifth Avenue, 19th Floor (HQ)

New York, NY 10020

Attn: Mary Lou Malanoski

Fax No.: (212) 218-3718

(f)        This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g)        Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h)        The Trustee hereby consents to the inclusion of Corporate Stock Transfer, Inc. in the Registration Statement and other materials relating to the IPO.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CORPORATE STOCK TRANSFER, INC., as Trustee

By:
Name:
Title:

ECHO HEALTHCARE ACQUISITION CORP.

By:
Name:
Title:

EXHIBIT A

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia 22182

[Insert date]

Corporate Stock Transfer, Inc.

320 Cherry Creek Drive South, Suite 1300

Denver, Colorado 80209

Attn: Carylyn Bell

Re:	Trust Account No.	Termination Letter

Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Echo Healthcare Acquisition Corp. (the “Company”) and Corporate Stock Transfer (“Trustee”), dated as of ____________, 2005 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with ________________________ (the “Target Business”) to consummate a business combination with the Target Business (a “Business Combination”) on or about [insert date]. The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).

Pursuant to paragraph 2(e) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of ____________, which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

On the Consummation Date: (i) counsel for the Company shall deliver to you written notification that (a) the Business Combination has been consummated and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, (a) as directed in writing by the Underwriters, Powell Goldstein and Tri-State Financial, as applicable, in an amount equal to their respective share of the Deferred Fees; (b) to Public Stockholders who exercised their conversion option in connection with the Business Combination, in an amount equal to their pro rata share of the amounts in the Trust Account on the day preceding the Business Combination (including the Deferred Discount and any income actually received on amounts in the Trust Account but less an amount equal to estimated taxes that are or will be due on such income at an assumed rate of [__]%); and (c) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

ECHO HEALTHCARE ACQUISITION CORP.

By:

By:

EXHIBIT B

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive, Suite 1300

Vienna, Virginia 22182

[Insert date]

Corporate Stock Transfer, Inc.

320 Cherry Creek Drive South, Suite 430

Denver, Colorado 80209

Attn: Carylyn Bell

Re:	Trust Account No.	Termination Letter

Gentlemen:

Pursuant to the Investment Management Trust Agreement between Echo Healthcare Acquisition Corp. (the “Company”) and Corporate Stock Transfer (the “Trustee”), dated as of ___________, 2005 (the “Trust Agreement”), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Trust Account (as defined in the Trust Agreement). Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Trust Agreement, we hereby: (a) certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met and (b) authorize you, to commence liquidation of the Trust Account (including the Deferred Discount and any income actually received on amounts in the Trust Account). In connection with this liquidation, you are hereby authorized, in your discretion, to establish a record date for the purposes of determining the Public Stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the date of this letter. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company a pro rata basis to the Public Stockholders of the Company, provided that you shall retain in the Trust Account an amount equal to estimated taxes that are or will be due on income of the Trust Account at an assumed rate of [__]%. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company and you shall oversee the distribution of the funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,

ECHO HEALTHCARE ACQUISITION CORP.

By:

By:

B-1

EXHIBIT C

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)

Company:

Echo Healthcare Acquisition Corp.
8000 Towers Crescent Drive, Suite 1300 Vienna, Virginia 22182
Attn: Joel Kanter	(703) 448-7688

Trustee:

Corporate Stock Transfer, Inc.
320 Cherry Creek Drive South
Suite 430
Denver, Colorado 80209
Attn: Carylyn Bell	(303) 282-4800

C-1